CONSENT RESOLUTIONS IN LIEU OF
A SPECIAL MEETING OF THE SHAREHOLDERS
OF GOLDSPRING, INC.

The undersigned, representing the shareholders of a majority of each class of outstanding stock entitled to vote of GOLDSPRING, INC., a Florida corporation ("Corporation"), do hereby authorize and approve the actions set forth in the following resolutions, according to the Florida Business Corporation Act Section 607.0704 and the Corporation's Bylaws, and declare them to be in full force and effect as if they were adopted at a regularly scheduled meeting of the shareholders of the Corporation, and hereby declare that they are deemed effective as of the date hereof:

RESOLVED, that the following directors are removed as directors of the Corporation:

(i) Robert T. Faber;

(ii) John F. Cook;

(iii) Leslie L. Cahan;

(iv) Todd S. Brown;

(v) Christopher L. Aguilar;

(vi) Stanley A. Hirscham; and

(vii) Phillip E. Pearce.

RESOLVED, that all action taken at the meeting of the Board of Directors of the Corporation held on November 30, 2004 is rescinded, repealed and revoked.

RESOLVED, that the Board of Directors of the Corporation shall not take any action that would have the effect of converting the private placement of $10,000,000 in equity that occurred in March of 2004 through Merriman Curhan Ford & Co. to any form of debt obligation of the Company.

The undersigned shareholders own 98,106,750 shares of voting stock of the Corporation. There is a total of 192,859,611 outstanding shares of voting stock of the Corporation. The undersigned thereby represent 51% of the outstanding shares of voting stock of the Corporation. The undersigned by affixing their signatures hereto, do hereby consent to, authorize and approve the foregoing actions in their capacity as the shareholders of GOLDSPRING, INC., and direct that the same be placed in the official minutes and records of the Corporation as official resolutions of the shareholders of the Corporation.

DATED: December 9, 2004

SHAREHOLDERS:

/s/ Stephen Parent________ Stephen Parent	/s/ Judith Parent_____ Judith Parent
AZTECH ENVIRONMENTAL INDUSTRIES, INC. By/s/ signed_______	JASMINE HOUSE, LLC By /s/ signed_________
AEGEAN CAPITAL MANAGEMENT By /s/ signed_______	JUBILEE INVESTMENT TRUST By /s/ signed______
/s/ Ronald M. Haswell_____ Ronald M. Haswell